SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2009
AVALON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20358 Seneca Meadows Parkway,	20876
Germantown, Maryland

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 556-9900
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 2 — Financial Information
Item 2.01. Completion of Acquisition or Disposition of Assets.
On May 28, 2009, Avalon Pharmaceuticals, Inc. (“Avalon”) completed its previously announced merger (the “Merger”) with API Acquisition Sub II, LLC (“Merger Sub”), an indirect wholly-owned subsidiary of Clinical Data, Inc. (“Clinical Data”). The Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization, dated October 27, 2008, as amended, between Avalon, Clinical Data and Merger Sub (the “Merger Agreement”).
As a result of the Merger, Avalon became an indirect wholly-owned subsidiary of Clinical Data, and each share of Avalon common stock (other than shares owned by Clinical Data) was converted into the right to receive 0.0470 of a share of Clinical Data common stock and a contingent value right (a “CVR”), plus cash in lieu of any fractional shares of Clinical Data common stock (with such cash amount determined on a stockholder by stockholder basis based on the aggregate number of shares of Clinical Data common stock to which a former Avalon stockholder is entitled as a result of the Merger).
Each CVR entitles the Avalon stockholder to receive up to 0.01175 shares of Clinical Data common stock based on payments (each such payment, a “Milestone Payment”) received by Avalon or its affiliates (including Clinical Data following the closing of the Merger) under either Avalon’s Exclusive License and Research Collaboration Agreement with Merck & Co., Inc. or Avalon’s Amended Pilot Study Agreement with Novartis Institutes for Biomedical Research, Inc. at any time during the period commencing on October 27, 2008 through and including June 30, 2010 (the “Milestone Date”). As a consequence of the receipt of certain Milestone Payments prior to the closing of the Merger, each CVR represents the right to receive at least 0.00940 of a share of Clinical Data common stock. Within thirty days after the Milestone Date, American Stock Transfer & Trust Company will provide former Avalon stockholders with notice of the final fractional share amount of Clinical Data common stock represented by each CVR and instructions for surrendering their CVR in exchange for a certificate representing additional shares of Clinical Data common stock. As part of the Merger, Clinical Data and Avalon entered into a number of other related transactions, each of which has been reported previously by Avalon in current and periodic reports filed by Avalon with the Securities and Exchange Commission (the “SEC”).
Section 3 — Securities Trading Markets
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the completion of the Merger, on May 28, 2009, Avalon requested that The NASDAQ Stock Market LLC (“NASDAQ”) delist Avalon’s common stock from trading on the NASDAQ Global Market effective as of the close of trading on May 28, 2009. Avalon’s common stock was removed from listing by NASDAQ and ceased trading on the NASDAQ Global Market as of the close of trading on May 28, 2009.
Item 3.03. Material Modification to Rights of Security Holders.
The disclosure contained in Item 2.01 is incorporated herein by reference.

Section 5 — Corporate Governance and Management
Item 5.01. Changes in Control of Registrant.
As a result of the Merger, Avalon became an indirect wholly-owned subsidiary of Clinical Data. The description of the Merger is contained in Item 2.01. Completion of Acquisition or Disposition of Assets above and is incorporated by reference herein in its entirety.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 27, 2009, the Board of Directors of Avalon increased the size of Avalon’s Board of Directors by three persons and appointed the following individuals to fill these newly created director seats commencing upon the closing of the Merger: Andrew J. Fromkin, C. Evan Ballantyne and Caesar J. Belbel.
On May 28, 2009, effective as of the closing of the Merger, each of Kenneth C. Carter, Ph.D., Bradley G. Lorimier, Philip Frost, M.D., Ph.D., David S. Kabakoff, Ph.D., Michael R. Kurman, and William H. Washecka, who constituted the Board of Directors of Avalon prior to the Merger, resigned from their directorships of Avalon and from all committees of which they were members. In addition, effective as of the closing of the Merger, each of Dr. Carter, C. Eric Winzer, J. Michael Hamilton and Stephen K. Horrigan, who were serving as the executive officers of Avalon prior to the Merger, resigned from their respective positions as executive officers of Avalon. The resignation by Avalon’s existing directors and existing officers from their positions with Avalon was part of the closing of the Merger and did not result from any disagreements with Avalon on any matter relating to Avalon’s operations, policies or practices.
On May 28, 2009, following the closing of the Merger, the following persons were appointed to the following positions by the Board of Directors of Avalon:
•	Andrew J. Fromkin (age 43) was appointed as President and Chief Executive Officer of Avalon. Mr. Fromkin has served as President and Chief Executive Officer of Clinical Data since May 12, 2006 and has served as a director of Clinical Data since 2007. Mr. Fromkin has twenty years of senior leadership experience in a variety of roles and in various areas of the healthcare industry with an emphasis on care delivery, information, and pharmaceutical services. Prior to Clinical Data, Mr. Fromkin held several senior management roles at emerging healthcare companies and worked as a consultant to develop and launch a leading personal health program strategy and system with a major national healthcare insurer. Most recently he was President and Chief Executive Officer of DoctorQuality, Inc., a leading provider of patient safety and condition management products that was acquired by Quantros, Inc. Previously, Mr. Fromkin served as President and Chief Executive Officer of Endo Surgical Devices, Inc., an early stage surgical instrument developer where his major achievements included advancing the line of innovative vascular devices into the clinic, securing funding for the company, and guiding the company to its first FDA approval. Mr. Fromkin spent most of the 1990’s in two leadership roles with Medco, then Merck-Medco Managed Care, LLC, a wholly owned subsidiary of Merck & Co., Inc., including Vice President, Business Development and before that, Vice President, Sales. In all of these roles, Mr. Fromkin successfully identified, developed and negotiated a diverse set of complex transactions including strategic alliances, joint ventures and acquisition, and major account sales. Mr. Fromkin began his career at Health Information Technologies, a leader in the then emerging field of electronic data interchange.

•	C. Evan Ballantyne (age 50) was appointed as Senior Vice President and Chief Financial Officer of Avalon. Mr. Ballantyne has served as Senior Vice President and Chief Financial Officer of Clinical Data since August 7, 2006. He was most recently Senior Vice President and Chief Financial Officer of ZymeQuest, Inc., a medical technology company based in Beverly, Massachusetts, and previously was the Chief Financial Officer of Knowledge Impact, of Wayland, Massachusetts. Earlier, Mr. Ballantyne was a Vice President and Chief Operating Officer for ACNielsen Corporation and held the Chief Financial Officer position as well for 2 years. There, he was responsible for all aspects of operations, strategic planning and finance in more than 45 countries for a corporation with 9,700 employees and annual revenue exceeding $650 million. At ACNielsen, he drove productivity gains and cost savings activities totaling $27.5 million while holding expenses flat with the prior year and helped develop new revenue opportunities while implementing a cross-border sales tracking system. He also helped lead the company’s successful ISO certification in three countries. Mr. Ballantyne also held an audit position for Dun & Bradstreet, earned a Bachelor of Arts degree from the University of Western Ontario, and earned a post-graduate degree in Business Administration with Honors from the University of Windsor.

•	Caesar J. Belbel (age 49) was appointed as Executive Vice President, Chief Legal Officer and Secretary of Avalon. Mr. Belbel has served as an Executive Vice President of Clinical Data since May 2005. He served Vice President and General Counsel of Clinical Data since May 7, 2003, and was elected Secretary of Clinical Data on June 25, 2003. Mr. Belbel was subsequently elected Senior Vice President in May 2005 and Executive Vice President of Clinical Data in October 2005. Prior to joining Clinical Data, Mr. Belbel served from 2000 to 2002 as Senior Vice President, General Counsel and Secretary of Xpedior Incorporated, a publicly-held Internet consulting services and e-commerce software development company. Previously, from 1997 to 2000, Mr. Belbel served as General Counsel of Programart Corporation, a developer of application performance management software. Mr. Belbel holds a Bachelor of Arts degree from Columbia University and a Juris Doctor degree from Boston College Law School.
Mr. Fromkin, Mr. Ballantyne and Mr. Belbel were appointed as directors and officers of Avalon in connection with the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avalon Pharmaceuticals, Inc.
Date: June 2, 2009	By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary